Exhibit 99.1

Veeva Announces Fiscal 2017 Second Quarter Results

Total Revenues of $131.3M, up 34% Year-over-year;

Subscription Services Revenue of $105.2M, up 40% Year-over-year

PLEASANTON, Calif.--(BUSINESS WIRE)--August 30, 2016--Veeva Systems Inc. (NYSE:VEEV), a leading provider of industry cloud solutions for life sciences, today announced results for its fiscal second quarter ended July 31, 2016.

“We’re bringing new industry cloud solutions to market at a rapid pace to address significant customer needs with great cloud technology and truly unified systems,” said CEO Peter Gassner. “It’s this innovation and proven track record of customer success that’s fueling our outperformance and sets us up for a long runway of growth into the future.”

Fiscal 2017 Second Quarter Results:

  Revenues: Total revenues for the second quarter were $131.3 million, up from $98.1 million one year ago, an increase of 34% year-over-year. Subscription services revenues for the second quarter were $105.2 million, up from $75.3 million one year ago, an increase of 40% year-over-year.
  Operating income and non-GAAP operating income(1): Second quarter operating income was $23.8 million, compared to $22.4 million one year ago, an increase of 7% year-over-year. Non-GAAP operating income for the second quarter was $36.7 million, compared to $28.7 million one year ago, an increase of 28% year-over-year.
  Net income and non-GAAP net income(1): Second quarter net income was $13.0 million, compared to $13.4 million one year ago, a decrease of 3% year-over-year. Non-GAAP net income for the second quarter was $22.3 million, compared to $18.2 million one year ago, an increase of 23% year-over-year.
  Net income per share and non-GAAP net income per share(1): For the second quarter, fully diluted net income per share was $0.09, compared to $0.09 one year ago, while non-GAAP fully diluted net income per share was $0.15, compared to $0.13 one year ago.

“Strength and consistency of execution across the business resulted in another great quarter that exceeded our expectations,” said CFO Tim Cabral. “Veeva’s powerful industry cloud model is enabling the company to post high growth and strong profitability while operating across multiple, large markets and rapidly expanding into new ones.”

Recent Highlights:

  Expanding to New Markets, Leading the Way with Cloud Innovation – Veeva continued its rapid pace of cloud innovation, announcing:
    Two new Veeva Vault™ products: Veeva Vault CTMS™ for clinical and Vault PromoMats DAM™ for commercial content management.
    Two new Veeva Commercial Cloud™ products: Veeva CRM Engage Meeting™ and Veeva CRM Engage Webinar™ for digital engagement.
  Strength in Every Major Area of the Business – Veeva's quarterly outperformance was fueled by strength across products, geographies, and customers of all sizes. The company announced a record number of new customer wins and one of its best quarters expanding adoption of Veeva Vault and Veeva Commercial Cloud within its existing customer base. Highlights included three seven-figure Vault deals in the quarter.
  Rapid Uptake of New Products – Released in June, Veeva Vault QMS™ got off to a fast start with four customers signed in the second quarter. The latest Veeva CRM™ add-ons, Veeva CRM Events Management™ and Veeva Align™, also saw continued progress with new deals and continued global go-lives in the second quarter.
  Hosted Largest-ever Commercial Event – Veeva hosted record numbers at its eighth annual Commercial Summit. The event was the largest in history with over 1,200 attendees and remains the biggest commercial event of its kind in the life sciences industry.

Financial Outlook:

Veeva is providing guidance for its fiscal third quarter ending October 31, 2016 as follows:

  Total revenues between $134.5 and $136.0 million.
  Non-GAAP operating income between $36.5 and $37.5 million(2).
  Non-GAAP fully diluted net income per share between $0.15 and $0.16(2).

Veeva is updating guidance for its fiscal year ending January 31, 2017 as follows:

  Total revenues between $525.0 and $528.0 million.
  Non-GAAP operating income between $138.0 and $140.0 million(2).
  Non-GAAP fully diluted net income per share between $0.60 and $0.61(2).

Conference Call Information:

What:	Veeva’s Fiscal 2017 Second Quarter Results Conference Call
When:	Tuesday August 30, 2016
Time:	1:30 p.m. PT (4:30 p.m. ET)
Live Call:	1-877-201-0168, domestic
1-647-788-4901, international
Conference ID 5826 1629
Webcast:	ir.veeva.com

(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the sections titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.

(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the third fiscal quarter ending October 31, 2016 and fiscal year ending January 31, 2017 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense, capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses, and deferred compensation associated with the Zinc Ahead acquisition. The effect of these excluded items may be significant.

About Veeva Systems

Veeva Systems Inc. is a leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva has more than 450 customers, ranging from the world's largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices in Europe, Asia, and Latin America. For more information, visit veeva.com.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Veeva's future financial outlook and financial performance, market growth, the benefits from the use of Veeva's solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva's expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) historical fluctuation of our quarterly results and our limited operating history, which make it difficult to predict future results; (ii) our expectation that the future growth rate of our revenues will decline, and that as our costs increase, we may not be able to generate sufficient revenues to sustain the level of profitability we have achieved in the past or achieve profitability in the future; (iii) breaches in our security measures or unauthorized access to our customers’ data; (iv) system unavailability, performance problems, or loss of data due to disruptions or other problems with our data center operations or computing infrastructure; (v) dependence on revenues from our Veeva CRM solution, and the rate of adoption of our new products; (vi) acceptance of our applications and services by customers, including renewals of existing subscriptions and purchases of subscriptions for additional users and solutions; (vii) our ability to integrate the Zinc Ahead business, retain Zinc Ahead customers and achieve the expected results from our acquisition of Zinc Ahead; (viii) loss of one or more key customers; (ix) adverse changes in general economic or market conditions, particularly in the life sciences industry; (x) delays or reductions in information technology spending, particularly in the life sciences industry, including as a result of mergers in the life sciences industry; (xi) the development of the market for enterprise cloud services, particularly in the life sciences industry; (xii) competitive factors, including but not limited to pricing pressures, industry consolidation, difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers, entry of new competitors and new applications and marketing initiatives by our competitors; (xiii) our ability to manage our growth effectively; and (xiv) changes in sales that may not be immediately reflected in our results due to the ratable recognition of our subscription revenue.

Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filing on Form 10-Q for the period ended April 30, 2016. This is available on the company’s website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	July 31,	January 31,
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$210,365	$132,179
Short-term investments	269,190	214,024
Accounts receivable, net	88,963	144,798
Prepaid expenses and other current assets	18,575	9,963
Total current assets	587,093	500,964
Property and equipment, net	47,195	47,469
Capitalized internal-use software, net	862	979
Goodwill	95,804	95,804
Intangible assets, net	43,386	47,500
Deferred income taxes, noncurrent	9,402	9,359
Other long-term assets	3,490	3,724
Total assets	$787,232	$705,799

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,384	$4,600
Accrued compensation and benefits	12,382	12,451
Accrued expenses and other current liabilities	9,294	11,059
Income tax payable	3,337	750
Deferred revenue	176,718	157,419
Total current liabilities	208,115	186,279
Deferred income taxes, noncurrent	9,870	10,622
Other long-term liabilities	4,139	3,649
Total liabilities	222,124	200,550
Stockholders’ equity:
Class A common stock	1	1
Class B common stock	—	—
Additional paid-in capital	395,386	361,691
Accumulated other comprehensive income	869	172
Retained earnings	168,852	143,385
Total stockholders’ equity	565,108	505,249
Total liabilities and stockholders’ equity	$787,232	$705,799

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)
	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Revenues:
Subscription services	$105,211	$75,280	$201,243	$144,174
Professional services and other	26,136	22,827	49,868	43,856
Total revenues	131,347	98,107	251,111	188,030
Cost of revenues(3):
Cost of subscription services	23,108	16,819	44,853	32,692
Cost of professional services and other	19,087	16,654	38,433	32,766
Total cost of revenues	42,195	33,473	83,286	65,458
Gross profit	89,152	64,634	167,825	122,572
Operating expenses(3):
Research and development	23,563	15,255	45,636	28,212
Sales and marketing	28,908	18,057	55,631	33,553
General and administrative	12,859	8,969	24,930	17,529
Total operating expenses	65,330	42,281	126,197	79,294
Operating income	23,822	22,353	41,628	43,278
Other income (expense), net	(1,362)	(445)	1,385	318
Income before income taxes	22,460	21,908	43,013	43,596
Provision for income taxes	9,502	8,502	17,546	17,208
Net income	$12,958	$13,406	$25,467	$26,388

Net income attributable to common stockholders, basic and diluted:	$12,957	$13,390	$25,465	$26,357

Net income per share attributable to common stockholders:
Basic	$0.10	$0.10	$0.19	$0.20
Diluted	$0.09	$0.09	$0.17	$0.18

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	135,126	131,799	134,531	131,455
Diluted	147,155	144,871	146,690	144,870
Other comprehensive income (loss):
Net change in unrealized gains (losses) on available-for-sale investments	$98	$(76)	$272	$(79)
Net change in cumulative foreign currency translation gain (loss)	312	41	425	33
Comprehensive income	$13,368	$13,371	$26,164	$26,342

(3) Includes stock-based compensation as follows:

Cost of revenues:
Cost of subscription services	$288	$136	$497	$247
Cost of professional services and other	1,507	973	2,685	1,715
Research and development	2,812	1,643	5,206	3,026
Sales and marketing	3,342	1,755	5,797	2,875
General and administrative	2,065	1,104	3,972	2,547
Total stock-based compensation	$10,014	$5,611	$18,157	$10,410

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Cash flows from operating activities
Net income	$12,958	$13,406	$25,467	$26,388
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,470	1,344	6,875	2,368
Amortization of premiums on short-term investments	469	750	889	1,513
Stock-based compensation	10,014	5,611	18,157	10,410
Deferred income taxes	36	—	(802)	—
Bad debt expense	90	245	(115)	238
Changes in operating assets and liabilities:
Accounts receivable	(7,277)	1,995	55,950	25,531
Income taxes	1,264	(3,019)	1,644	(157)
Other current and long-term assets	(9,466)	(5,560)	(8,076)	(5,527)
Accounts payable	1,805	560	1,871	(200)
Accrued expenses and other current liabilities	1,800	1,673	(1,105)	337
Deferred revenue	(4,058)	(1,651)	19,299	(3,848)
Other long-term liabilities	641	(172)	1,052	(80)
Net cash provided by operating activities	11,746	15,182	121,106	56,973
Cash flows from investing activities
Purchases of short-term investments	(116,219)	(67,078)	(183,959)	(167,915)
Maturities and sales of short-term investments	58,151	69,008	128,176	116,752
Purchases of property and equipment	(859)	(9,782)	(2,916)	(14,492)
Acquisitions, net of cash acquired	—	(7)	—	(9,994)
Purchases of intangible assets	—	(568)	—	(568)
Capitalized internal-use software development costs	(69)	(172)	(209)	(194)
Changes in restricted cash and deposits	109	2	103	3
Net cash provided by (used in) investing activities	(58,887)	(8,597)	(58,805)	(76,408)
Cash flows from financing activities
Proceeds from early exercise of common stock options	—	2	—	10
Proceeds from exercise of common stock options	3,183	1,608	4,528	2,770
Restricted stock units acquired to settle employee tax withholding liability	(11)	(2)	(12)	(6)
Excess tax benefits from employee stock plans	8,079	3,982	10,940	7,151
Net cash provided by financing activities	11,251	5,590	15,456	9,925
Effect of exchange rate changes on cash and cash equivalents	313	40	429	33
Net change in cash and cash equivalents	(35,577)	12,215	78,186	(9,477)
Cash and cash equivalents at beginning of period	245,942	107,561	132,179	129,253
Cash and cash equivalents at end of period	$210,365	$119,776	$210,365	$119,776

Non-GAAP Financial Measures

Veeva has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. This information primarily includes non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP fully diluted net income per share. Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. Veeva uses these measures to provide an additional view of operational performance by excluding certain expenses and benefits that are not directly related to performance in any particular period. Veeva believes these measures are useful to investors and reflect its ongoing operating results and trends in a manner that allows for meaningful period-to-period comparisons and analysis of trends in the business in comparing its financial measures with other companies in Veeva's industry, many of which present similar non-GAAP financial measures to investors. These non-GAAP measures are adjusted for the impact of expenses associated with stock-based compensation, amortization of purchased intangibles, capitalization of expenses associated with development of internal-use software and the subsequent amortization of the capitalized expenses, deferred compensation associated with the Zinc Ahead acquisition and the tax effect of all of these non-GAAP adjustments.

As described above, Veeva may exclude the following items from its non-GAAP measures:

  Stock-based compensation expenses. Veeva excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that management finds useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
  Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency and is significantly affected by the timing and size of acquisitions. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, management finds it useful to exclude these charges when assessing the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of purchased intangible assets will recur in future periods.
  Capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. Veeva capitalizes certain costs incurred for the development of computer software for internal use and then amortizes those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, Veeva believes that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.
  Deferred compensation associated with the Zinc Ahead acquisition. The Zinc Ahead share purchase agreement, as revised, called for share purchase consideration to be deferred and paid to certain Zinc Ahead employee shareholders and option holders, who remained employed with Veeva on each deferred consideration payment date, at a rate of one-third of the deferred consideration amount per year. In accordance with GAAP, these payments are being accounted for as deferred compensation and the expense is recognized over the requisite service period. Management views this deferred compensation expense as an unusual acquisition cost associated with the Zinc Ahead acquisition and finds it useful to exclude it in order to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Veeva believes excluding this deferred compensation expense from our non-GAAP measures may allow investors to make more meaningful comparisons between our recurring operating results and those of other companies.
  Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation, purchased intangibles, capitalized internal-use software, and deferred compensation associated with the Zinc Ahead acquisition for GAAP and non-GAAP measures.

There are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which items are adjusted to calculate our non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure and not to rely on any single financial measure to evaluate our business. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income and non-GAAP net income per share for the periods shown below:

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)
	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Cost of subscription services revenues on a GAAP basis	$23,108	$16,819	$44,853	$32,692
Stock-based compensation expense	(288)	(136)	(497)	(247)
Amortization of purchased intangibles	(1,084)	(567)	(2,181)	(937)
Amortization of internal-use software	(185)	(191)	(362)	(380)
Cost of subscription services revenues on a non-GAAP basis	$21,551	$15,925	$41,813	$31,128

Gross margin on subscription services revenues on a GAAP basis	78.0%	77.7%	77.7%	77.3%
Stock-based compensation expense	0.3	0.2	0.2	0.2
Amortization of purchased intangibles	1.0	0.7	1.1	0.6
Amortization of internal-use software	0.2	0.2	0.2	0.3
Gross margin on subscription services revenues on a non-GAAP basis	79.5%	78.8%	79.2%	78.4%

Cost of professional services and other revenues on a GAAP basis	$19,087	$16,654	$38,433	$32,766
Stock-based compensation expense	(1,507)	(973)	(2,685)	(1,715)
Deferred compensation associated with Zinc Ahead acquisition	(8)	—	(17)	—
Cost of professional services and other revenues on a non-GAAP basis	$17,572	$15,681	$35,731	$31,051

Gross margin on professional services and other revenues on a GAAP basis	27.0%	27.0%	22.9%	25.3%
Stock-based compensation expense	5.8	4.3	5.4	3.9
Deferred compensation associated with Zinc Ahead acquisition	—	—	—	—
Gross margin on professional services and other revenues on a non-GAAP basis	32.8%	31.3%	28.3%	29.2%

Gross profit on a GAAP basis	$89,152	$64,634	$167,825	$122,572
Stock-based compensation expense	1,795	1,109	3,182	1,962
Amortization of purchased intangibles	1,084	567	2,181	937
Amortization of internal-use software	185	191	362	380
Deferred compensation associated with Zinc Ahead acquisition	8	—	17	—
Gross profit on a non-GAAP basis	$92,224	$66,501	$173,567	$125,851

Gross margin on total revenues on a GAAP basis	67.9%	65.9%	66.8%	65.2%
Stock-based compensation expense	1.4	1.1	1.3	1.0
Amortization of purchased intangibles	0.8	0.6	0.9	0.5
Amortization of internal-use software	0.1	0.2	0.1	0.2
Deferred compensation associated with Zinc Ahead acquisition	—	—	—	—
Gross margin on total revenues on a non-GAAP basis	70.2%	67.8%	69.1%	66.9%

Research and development expense on a GAAP basis	$23,563	$15,255	$45,636	$28,212
Stock-based compensation expense	(2,812)	(1,643)	(5,206)	(3,026)
Capitalization of internal-use software	69	172	209	194
Deferred compensation associated with Zinc Ahead acquisition	(108)	—	(217)	—
Research and development expense on a non-GAAP basis	$20,712	$13,784	$40,422	$25,380

Sales and marketing expense on a GAAP basis	$28,908	$18,057	$55,631	$33,553
Stock-based compensation expense	(3,342)	(1,755)	(5,797)	(2,875)
Amortization of purchased intangibles	(975)	(109)	(1,929)	(152)
Deferred compensation associated with Zinc Ahead acquisition	(18)	—	(36)	—
Sales and marketing expense on a non-GAAP basis	$24,573	$16,193	$47,869	$30,526

General and administrative expense on a GAAP basis	$12,859	$8,969	$24,930	$17,529
Stock-based compensation expense	(2,065)	(1,104)	(3,972)	(2,547)
Deferred compensation associated with Zinc Ahead acquisition	(596)	—	(1,873)	—
General and administrative expense on a non-GAAP basis	$10,198	$7,865	$19,085	$14,982

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Operating expense on a GAAP basis	$65,330	$42,281	$126,197	$79,294
Stock-based compensation expense	(8,219)	(4,502)	(14,975)	(8,448)
Amortization of purchased intangibles	(975)	(109)	(1,929)	(152)
Capitalization of internal-use software	69	172	209	194
Deferred compensation associated with Zinc Ahead acquisition	(722)	—	(2,126)	—
Operating expense on a non-GAAP basis	$55,483	$37,842	$107,376	$70,888

Operating income on a GAAP basis	$23,822	$22,353	$41,628	$43,278
Stock-based compensation expense	10,014	5,611	18,157	10,410
Amortization of purchased intangibles	2,059	676	4,110	1,089
Capitalization of internal-use software	(69)	(172)	(209)	(194)
Amortization of internal-use software	185	191	362	380
Deferred compensation associated with Zinc Ahead acquisition	730	—	2,143	—
Operating income on a non-GAAP basis	$36,741	$28,659	$66,191	$54,963

Operating margin on a GAAP basis	18.1%	22.8%	16.6%	23.0%
Stock-based compensation expense	7.6	5.7	7.2	5.5
Amortization of purchased intangibles	1.6	0.7	1.6	0.6
Capitalization of internal-use software	—	(0.2)	—	(0.1)
Amortization of internal-use software	0.1	0.2	0.1	0.2
Deferred compensation associated with Zinc Ahead acquisition	0.6	—	0.9	—
Operating margin on a non-GAAP basis	28.0%	29.2%	26.4%	29.2%

Net income on a GAAP basis	$12,958	$13,406	$25,467	$26,388
Stock-based compensation expense	10,014	5,611	18,157	10,410
Amortization of purchased intangibles	2,059	676	4,110	1,089
Capitalization of internal-use software	(69)	(172)	(209)	(194)
Amortization of internal-use software	185	191	362	380
Deferred compensation associated with Zinc Ahead acquisition	730	—	2,143	—
Income tax effect on non-GAAP adjustments	(3,549)	(1,534)	(6,529)	(2,747)
Net income on a non-GAAP basis	$22,328	$18,178	$43,501	$35,326

Net income allocated to participating securities on a GAAP basis	$(1)	$(16)	$(2)	$(31)
Net income allocated to participating securities from non-GAAP adjustments	(1)	(5)	(1)	(10)
Net income allocated to participating securities on a non-GAAP basis	(2)	(21)	(3)	(41)
Net income attributable to common stockholders on a non-GAAP basis	$22,326	$18,157	$43,498	$35,285

Diluted net income per share on a GAAP basis	$0.09	$0.09	$0.17	$0.18
Stock-based compensation expense	0.07	0.04	0.12	0.07
Amortization of purchased intangibles	0.01	0.01	0.03	0.01
Capitalization of internal-use software	—	—	—	—
Amortization of internal-use software	—	—	—	—
Deferred compensation associated with Zinc Ahead acquisition	—	—	0.02	—
Income tax effect on non-GAAP adjustments	(0.02)	(0.01)	(0.04)	(0.02)
Diluted net income per share on a non-GAAP basis	$0.15	$0.13	$0.30	$0.24

CONTACT:
Investor Relations Contact:
Veeva Systems Inc.
Rick Lund, 925-271-9816
ir@veeva.com
or
Media Contact:
Veeva Systems Inc.
Roger Villareal, 925-264-8885
pr@veeva.com